Exhibit 3.197

BYLAWS

OF

RENO PROJECTS, INC.

a Nevada corporation

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1. The annual meeting of the Stockholders of the Company shall be held in Stateline, Douglas County, Nevada, during the month of May each year, for the purpose of electing Directors of the Company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least ten days’ written notice specifying the time and place, when and where the annual meeting shall be convened, shall be mailed in a United States Post Office, addressed to each of the Stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the company.

Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any proceedings had at such meeting, and in such event these Bylaws shall be, and shall be deemed to be sufficient notice of such meeting without requirement of further notice.

SECTION 2. Special meetings of the Stockholders may be held at the office of the company in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51 percent of the issued and outstanding capital stock of the company. At least ten days’ written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed by the United States Post Office, addressed to each of the Stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the company.

If all the Stockholders of the company shall waive notice of special meetings, no notice of such meeting shall be required, and whenever all the Stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

The written certificate of the officer or officers calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several Stockholders, and the respective addresses to which the same were to be mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

If the address of any Stockholder does not appear upon the books of the company, it will be sufficient to address any notice to such Stockholder at Post Office Box 3390, 276 Kingsbury Grade, Suite 2000, Stateline, Nevada 89449.

SECTION 3. All business lawful to be transacted by the Stockholders of the company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meetings of the Stockholders as shall have been referred to in the notice calling such meetings, but at any Stockholders’ meeting at which all of the outstanding capital stock of the company is represented, either in person or proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 4. At all Stockholders’ meetings the holders of 51 percent in amount of the entire issued and outstanding capital stock of the company shall constitute a quorum for all the purposes of such meetings. An act of Stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present is an act of the Stockholders.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the Stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 5. At each meeting of the Stockholders, every Stockholder shall be entitled to vote in person or by his duly appointed proxy or proxies appointed by instrument in writing. Execution of the instrument may be accomplished by the Stockholder or his authorized officer, Director, employee or agent or by causing the signature of the Stockholder to be affixed to the instrument by a reasonable means, including, but not limited to, a facsimile signature. If the Stockholder appoints two or more persons to act as proxies, a majority of these persons present at the meeting, or, if only one is present, then that one has and may exercise all of the powers conferred by the Stockholder upon all of the persons designated unless the Stockholder provides otherwise. Each Stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten days preceding the day of such meeting. The votes for Directors, and upon demand by any Stockholder, the votes upon any question before the meeting, shall be viva voce.

At each meeting of the Stockholders, a full, true and complete list, in alphabetical order, of all the Stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the company, shall be furnished which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the Stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of Stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the company before an election or meeting of the Stockholders, or they cannot be used at such election or meeting.

SECTION 6. At each meeting of the Stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 7. At the Stockholders’ meetings, the regular order of business shall be as follows:

1. Reading and approval of the Minutes of previous meeting or meetings;

2. Reports of Board of Directors, the President, Treasurer and Secretary of the company in the order named;

3. Reports of Committees;

4. Election of Directors;

5. Unfinished business;

6. New business;

7. Adjournment.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

SECTION 1. The Board of Directors of the company shall consist of one (1) person who shall be chosen by the Stockholders annually, at the annual meeting of the company, and who shall hold office for one year, and until their successors are elected and qualify. The number of Directors may from time to time be increased of decreased but never reduced to less than one (1), by an affirmative vote of a majority of the Directors.

SECTION 2. Any Director may be removed from office by the affirmative vote of two-thirds of the voting power of the issued and outstanding stock entitled to vote. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the Stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

SECTION 3. Meetings of the Directors may be held at the principal office of the company in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the Stockholders or immediately after the election of Directors at such annual meeting.

Regular meetings of the Board of Directors shall be held at the office of the company at 276 Kingsbury Grade, Suite 2000, Stateline, Nevada, immediately following the annual meeting of the Stockholders. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meeting, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these Bylaws for holding such regular meetings.

Special meeting of the Board of Directors may be held on the call of the President or Secretary on at least one day’s notice by mail to Directors resident in the State of Nevada, and on at least three days’ notice by mail, or three day’s notice by telegraph, to Directors not resident in said State.

Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

SECTION 6. A Director need not be a Stockholder of the corporation.

SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the company is able to declare and pay dividends on its capital stock.

SECTION 8. The Board of Directors shall make a report to the Stockholders at annual meetings of the Stockholders of the condition of the company, and shall, on request, furnish each of the Stockholders with a true copy thereof.

The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the Stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided that a lawful quorum of Stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the Stockholders thereof, as if it has been approved or ratified by every Stockholder of the corporation.

SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee. This Committee shall consist of two or more members besides the President of the company, who, by virtue of his office, shall be a member and the chairman thereof. The Committee shall in the interim between the meetings of the Board exercise all powers of that body in accordance with the general policy of the corporation and under the direction of the Board of Directors. It shall also attend to and supervise all the financial operations of the company, and shall examine and audit all the accounts of the company at the close of each fiscal year, and at such other times as it may deem necessary. The Secretary of the company shall be the Secretary of the Committee and shall attend its meetings, and its meetings shall be held on the call of the President. All members of the Committee must be given at least two days’ notice of meetings, either by mail or telegraph or by personal communication, either over the telephone or otherwise. A majority of the members of the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee, and such records shall at all times be open to the inspection of any Director.

SECTION 10. The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the company, its entire corporate authority.

SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:

1. Reading and approval of the minutes of previous meeting or meetings;

2. Reports of officers and committeemen;

3. Election of officers;

4. Unfinished business;

5. New business;

6. Adjournment.

ARTICLE III

OFFICERS AND THEIR DUTIES

SECTION 1. The Board of Directors, at its first meeting after the annual meeting of the Stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify. The President and Vice President shall be members of the Board of Directors. The Treasurer and Secretary need not be Directors; the offices of the Secretary and Treasurer may be held by one person.

Any vacancy in any of said offices may be filled by the Board of Directors.

The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers and Transfer Agents of the company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors of the company shall be chosen and appointed in such manner and shall hold their offices for such terms as the Board of Directors may by resolution prescribe.

SECTION 2. The President shall be the executive officer of the company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the company’s affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee, and the chairman thereof; he shall preside at all meetings of the Board of Directors, and at all meetings of the Stockholders, and shall sign the Certificates of Stock issued by the company, and shall perform such other duties as shall be prescribed by the Board of Directors.

SECTION 3. The Vice President shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 4. The Treasurer shall have the custody of all the funds and securities of the company. When necessary or proper, he shall endorse on behalf of the company for collection, checks, notes, and other obligations; he shall deposit all moneys to the credit of the company in such bank or banks or other depositary as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company except as herein otherwise provided; he shall jointly with such other officer as shall be designated by the Bylaws, sign all checks made by the company, and shall pay out and dispose of the same under the direction of the Board of Directors. He shall sign with the President all bills of exchange and promissory notes of the company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidences of debt, securities, and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by law or by these Bylaws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all moneys received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Director of the company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, and the expense of such bond to be borne by the company.

SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the company in such sum and with such security as it shall approve, and conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the Stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notices of the company; he may sign with the President or a Vice President, in the name of the company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal to all certificate of stock duly issued by the company; he shall have charge of the Stock Certificate Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and he shall, in general, perform all the duties incident to the office of Secretary.

SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the company, to attend and to act and to vote at any meetings of the Stockholders of any corporation in which the company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the company might have possessed and exercised if present. The Board of Directors by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purposes in this section mentioned.

ARTICLE IV

CAPITAL STOCK

SECTION 1. The capital stock of the company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2. Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the company and signed by the President or the Vice President and also by the Secretary or by an Assistant Secretary.

All certificates shall be consecutively numbered; the name of the person owning and shares represented thereby with the number of such shares and the date of issue shall be entered on the company’s books.

No certificate shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

All certificates surrendered to the company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

SECTION 3. No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, a new certificate shall be issued therefor.

Wherever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the company.

SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent therewith as it may deem expedient concerning the issue, transfer and registration of certificate for shares of the capital stock of the company.

The Board of Directors may appoint a Transfer Agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

SECTION 5. The Stock Transfer Books shall be closed for all meetings of the Stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the company with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss or inconvenience to the company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE V

MISCELLANEOUS

SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare distributions from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the Stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of moneys or the credit of the company for more than Ten Thousand Dollars, shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company, and shall have the corporate seal thereto attached.

SECTION 4. All moneys of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the company.

SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid or against the company unless the same shall be signed by the President or a Vice President, and attested to by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the company in all its duly authorized depositaries. No check or order for money shall be signed in blank by more than one officer of the company.

SECTION 6. No loan or advance of money shall be made by the company to any Stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 7. No Director nor Executive Officer of the company shall be entitled to any salary or compensation for any services performed for the company, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all of the Directors voting in favor thereof.

SECTION 8. The company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose in any manner of the whole property of this corporation.

SECTION 10. The Company shall have a corporate seal, the design thereof being as follows:

ARTICLES VI

AMENDMENT OF BYLAWS

SECTION 1. Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by the holders of 51 percent of the issued and outstanding capital stock.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify as follows:

1. That I am the duly elected and acting Secretary of RENO PROJECTS, INC., a Nevada Corporation; and

2. That the foregoing By-Laws, comprising eleven pages, constitute the original By-Laws of said Corporation duly adopted at the organizational meeting of the Board of Directors held on the      day of                     , 1993.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of July, 1993.

/s/ [ILLEGIBLE]
Secretary